SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


  Date of report (Date of Earliest Event Reported): February 5, 1998
                                                    ----------------





                    PREMIER BANCSHARES, INC.
     (Exact name of Registrant as specified in its charter)



        Georgia                    1-12625                  58-1793778
(State or other jurisdiction of   (Commission File No.)    (IRS Employer
incorporation or organization)                             Identification No.)








                       2180 Atlanta Plaza
                    950 East Paces Ferry Road
                     Atlanta, Georgia 30326
  (Address of principal executive offices, including zip code)
                         (404) 814-3090
      (Registrant's telephone number, including area code)







                (Former name or Former Address if
                   Changed Since Last Report)


ITEM 5.   OTHER EVENTS

      On February 5, 1998, Premier Bancshares, Inc. (Premier), and Button Gwinnett Financial Corporation ("Button Gwinnett"), entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which Button Gwinnett will be merged with and into Premier and Premier will be the Surviving Corporation.

      The transaction is subject to approval by the shareholders of Premier and Button Gwinnett, appropriate regulatory approvals and the satisfaction of certain other conditions contained in the Agreement.

      Based in the Atlanta metropolitan area, Premier is a bank and thrift holding company with five subsidiaries, Premier Bank; Premier Lending Corporation; The Central and Southern Bank of North Georgia, FSB; The Central and Southern Bank and Citizens Bank of Gwinnett.

      Button Gwinnett is a bank holding company, headquartered in Lawrenceville, Georgia with one subsidiary, The Bank of Gwinnett County.

  ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

       (c)       Exhibits
                 --------
        2.1-     Agreement  and  Plan of Reorganization  dated
                 February   5,   1998   by  and   between   Premier
                 Bancshares,  Inc.  and Button  Gwinnett  Financial
                 Corporation.

         99 -    Press Release.


                            SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PREMIER BANCSHARES, INC.


  Date: February 18, 1998       /s/ Michael E. Ricketson
                                ------------------------
                                MICHAEL E. RICKETSON
                                Executive  Vice President  and
                                Chief Financial Officer